Filed Pursuant to Rule 424(b)(5)

Registration No. 333-123213

Prospectus Supplement

(To Prospectus dated April 19, 2005)

$200,000,000

5.00% Notes due 2015

Interest payable February 15 and August 15

Issue price: 99.154%

The notes will mature on August 15, 2015. Interest will accrue from August 12, 2005. We may redeem the notes in whole or in part at any time at the redemption price described on page S-10. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000. The first interest payment will be made on February 15, 2006. The notes will rank equally with all of our other unsecured and unsubordinated debt.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discounts	Proceeds to Us(1)

Per Note	99.154%	.650%	98.504%

Total	$198,308,000	$1,300,000	$197,008,000

(1) Plus accrued interest from August 12, 2005, if settlement occurs after that date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on August 12, 2005.

Joint Book-Running Managers

JPMorgan	Wachovia Securities

Barclays Capital

Piper Jaffray

Wells Fargo Securities

Banc of America Securities LLC

SunTrust Robinson Humphrey

ABN AMRO Incorporated

BNY Capital Markets, Inc.

TD Securities

UMB Scout Brokerage Services, Inc.

August 9, 2005

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made under this prospectus supplement or the accompanying prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Leggett & Platt since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Leggett & Platt, Incorporated

Leggett & Platt was founded as a partnership in Carthage, Missouri in 1883 and became incorporated in 1901. Leggett & Platt, a pioneer in the development of steel coil bed springs, is a diversified manufacturer that conceives, designs and produces a wide range of engineered components and products that can be found in most homes, offices, retail stores and automobiles. We have approximately 33,000 employee-partners. We are organized into 29 business units, those units organized into 10 groups, and those groups into five segments, as indicated below:

•	Residential Furnishings—components for bedding and home furniture; fiber, fabric and foam; bed frames and ornamental beds; and related consumer products.

•	Commercial Fixturing & Components—retail store fixtures, point-of-purchase displays, commercial vehicle products, storage and material handling systems; components for office and institutional furnishings; and plastics.

•	Aluminum Products—die castings, custom tooling, machining, coating and other value added processes.

•	Industrial Materials—drawn steel wire, specialty wire products, steel rod and welded steel tubing.

•	Specialized Products—automotive seating suspensions and control cable systems; lumbar supports for automotive seating; and specialized machinery and equipment.

Residential Furnishings

Our residential furnishings products include a broad line of components used by bedding and upholstered furniture manufacturers in assembly of their finished products. Examples of residential furnishings components we manufacture include:

•	Innersprings (which are the sets of coil springs, bound together, that form the core of a mattress)

•	Wood frames, steel coils and wire forms for mattress box springs;

•	Adjustable electric beds;

•	Cut-to-size dimension lumber;

•	Foam and fiber cushioning materials;

•	Structural fabrics for mattresses, residential furniture and industrial uses;

•	Carpet underlay materials;

•	Coated fabrics (e.g. rug underlay, placemats and shelf liners);

•	Springs and seat suspensions for chairs, sofas and loveseats;

•	Steel mechanisms and hardware (that enables furniture to recline, tilt, swivel, elevate, etc.) for reclining chairs, sleeper sofas and other types of motion furniture; and

•	Bed frames, ornamental beds, comforters, decorative pillows, and other “top-of-bed” accessories.

Most of our customers for residential furnishings manufacture finished bedding products (mattresses and box springs) or upholstered furniture for residential use. These customers generally sell to retailers and distributors. We also sell our ornamental beds, bed frames, adjustable beds and carpet underlay directly to retailers and distributors.

Commercial Fixturing & Components

We manufacture a variety of commercial fixtures and commercial furnishings (office furniture components) products, including both finished products and components.

Our finished commercial fixtures include:

•	Custom-designed, full store fixture packages, including shelving, counters, point-of-purchase displays, showcases, garment racks and decorative woodwork for retailers;

•	Standardized shelving used by large retailers, grocery stores and discount chains;

•	Commercial storage racks and carts (material handling systems) used primarily in the food service and healthcare industries; and

•	Wire and steel racks, shelves and cabinets for the interior of service vans and utility vehicles.

We also manufacture office furniture components including:

•	Bases, columns, back rests, casters and frames for office chairs, and control devices that allow office chairs to be adjusted to height, tilt and swivel; and

•	Injection molded plastic components for manufacturers of lawn care products, power tools, office furniture and other consumer and commercial products.

Customers of the Commercial Fixturing & Components segment include:

•	Retail chains and specialty shops;

•	Brand name marketers and manufacturers;

•	Food service companies, healthcare providers and restaurants;

•	Office, institutional, and commercial furniture manufacturers; and

•	Telecommunication companies.

Aluminum Products

We are the leading independent producer of non-automotive aluminum die castings in North America. We also produce zinc and magnesium die castings. We sell our castings to a diverse group of customers that manufacture industrial and consumer products. Our customers include:

•	Small engine and diesel engine builders;

•	Motorcycle, truck, off-road and recreational vehicle (including all-terrain vehicles and snowmobiles) and automobile makers;

•	Gas barbeque grill manufacturers;

•	Consumer appliance and power tool manufacturers; and

•	Computer, electronic and electric motor producers.

We also manufacture and refurbish dies (also known as molds or tools) for all types and sizes of die casting machines. These complementary products are sold to customers that buy our die castings and to other die cast manufacturers. We also provide extensive machining, coating, finishing, sub-assembly and other value-added services related to the die cast components that we sell.

Industrial Materials

We produce steel rod, drawn wire and welded steel tubing, as well as specialty wire products. Drawn wire and welded steel tubing are important raw materials that we use widely in manufacturing our products. About 50% of the drawn wire and about 25% of the welded steel tubing that we produce is used to manufacture other products we make. For example, we use wire to make:

•	Bedding and furniture components;

•	Commercial fixtures and point of purchase displays; and

•	Automotive seating components.

We use welded steel tubing in many of the same types of products, including:

•	Motion furniture mechanisms;

•	Store fixtures, displays, shelving and storage products;

•	Automotive seat frames; and

•	ATV, RV and snowmobile accessories.

In addition to supplying a portion of our own raw material needs, we sell drawn wire and welded steel tubing to a diverse group of industrial customers, including:

•	Bedding and furniture makers;

•	Automotive seating manufacturers;

•	Lawn and garden equipment manufacturers;

•	Recreational equipment (e.g. ATV and RV) producers; and

•	Mechanical spring makers.

We also produce specialty wire products such as:

•	Wire ties used by cotton gins to tie bales of cotton;

•	Wire tying heads used by waste recyclers and solid waste removal businesses to bale materials; and

•	Shaped wire used by automotive companies and medical supply businesses.

Our steel rod mill in Sterling, Illinois produces a consistent supply of quality steel rod for the Industrial Materials segment, nearly all of which is used by our businesses.

Specialized Products

We have two business units engaged in manufacturing specialized products. One concentrates on manufacturing components primarily for automotive interior applications. The other business unit designs, builds and sells specialized machinery and equipment.

In the automotive group, we manufacture:

•	Lumbar systems for automotive seating (including manual, 2-way power, 4-way power, massage systems, and memory options);

•	Seat suspension systems; and

•	Automotive control cables, such as shift cables, cruise-control cables, seat belt cables, accelerator cables, seat control cables, and latch release cables.

The primary customers for these products are automobile seating manufacturers.

In the machinery group, we primarily manufacture:

•	Highly automated quilting machines for fabrics used to cover mattresses and other home furnishings;

•	Coilers used to shape wire into various types of springs;

•	Industrial sewing machines;

•	Material handling systems;

•	Wide format digital printing equipment; and

•	Other products for factory automation.

While bedding manufacturers are the primary customers for our machinery, we also design and produce some of these specialized products for our own use.

We are a Missouri corporation, with our principal executive offices located at No. 1 Leggett Road, Carthage, Missouri 64836 (Telephone: (417) 358-8131).

Forward-looking statements

This prospectus supplement and the attached prospectus, as well as our public reports and statements, whether written or oral, may contain or may be deemed to contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections of revenue, income, earnings, capital expenditures, dividends, capital structure, cash flows or other financial items; possible plans, goals, objectives, prospects, strategies or trends concerning future operations; statements concerning future economic performance; and statements of the underlying assumptions relating to forward-looking statements. These statements are identified either by the context in which they appear or by use of the words such as “anticipate,” “intend,” “project,” “predict,” “should,” “believe,” “plan,” “estimate,” “expect,” or the like. All such forward looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Readers are cautioned that any forward-looking statement reflects only the beliefs of Leggett & Platt or its management at the time the statement is made. In addition, readers should keep in mind that, because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. If one of more of the risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

These forward-looking statements speak only as of the date on which they are made. We do not have and we do not undertake any duty to update or revise any forward-looking statement, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all of the risks, uncertainties and developments which may affect our future operations or performance, or which otherwise may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following:

•	our ability to improve operations and realize cost savings (including our tactical plan for the Fixture & Display business);

•	factors that could impact costs, including the availability and pricing of steel rod and scrap and other raw materials, the availability of labor and wage rates and energy costs;

•	our ability to pass along raw material cost increases to our customers;

•	price and product competition from foreign (particularly Asian) and domestic competitors;

•	a significant decline in the long-term outlook for any given reporting unit that could result in potential goodwill impairment;

•	future growth of acquired companies;

•	our ability to bring start up operations on line as budgeted in terms of expense and timing;

•	litigation risks;

•	risks and uncertainties that could affect industries or markets in which we participate, such as growth rates and opportunities in those industries, changes in demand for certain products, or trends in business capital spending;

•	changes in the competitive, economic, legal and market conditions and related factors, such as the rate of economic growth in the United States and abroad, inflation, currency fluctuation, political risk, U.S. or foreign laws or regulations, interest rates, housing turnover, employment levels, consumer sentiment, taxation, and the like; and

•	other risks and uncertainties described in this prospectus supplement, the accompanying prospectus and in our other filings with the Securities and Exchange Commission.

Furthermore, we have made and expect to continue to make acquisitions. Acquisitions present significant challenges and risks, and depending upon market conditions, pricing and other factors, there can be no assurance that we can successfully negotiate and consummate acquisitions or successfully integrate acquired businesses into Leggett & Platt.

Use of proceeds

We expect to use the net proceeds from the sale of the notes (estimated at $197,008,000, before deducting expenses of the offering) for general corporate purposes, which may include the repayment or refinancing of existing indebtedness, including repayment of commercial paper indebtedness incurred for general corporate purposes, the funding of possible future acquisitions and/or stock repurchases. Our commercial paper indebtedness matures daily. As of August 9, 2005, we had $47.9 million of commercial paper outstanding at a weighted average interest rate of 3.47%. Before we use the proceeds for these purposes, we may invest them in short term investments.

Ratio of earnings to fixed charges

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Twelve Months Ended December 31,					Six Months Ended June 30,
	2004	2003	2002	2001	2000	2005	2004

Ratio of earnings to fixed charges	8.0	6.2	7.6	5.2	6.4	8.5	7.6

Earnings consist principally of income from continuing operations before income taxes, plus fixed charges. Fixed charges consist principally of interest costs.

Description of notes

This section summarizes the specific financial and legal terms of the notes that are more generally described under “Description of the debt securities” beginning on page 6 of the accompanying prospectus. If anything described in this section is inconsistent with the terms described under “Description of the debt securities” in the accompanying prospectus, you should consider the terms here to be the ones that prevail.

Title:

5.00% Notes due 2015.

General: We will issue the notes as a separate series of debt securities under a senior indenture, dated as of May 6, 2005, between us and JPMorgan Chase Bank, N.A., as trustee. For a description of the rights attaching to different series of debt securities under the indenture, see “Description of debt securities” beginning on page 6 of the attached prospectus.

Ranking and Form: The notes will rank equally with all of our other unsecured and unsubordinated debt. We will issue the notes only in book-entry form through the facilities of The Depository Trust Company (the “Depositary”), and sales in book-entry form may be effected only through a participating member of the Depositary. See “Global securities” below.

As of June 30, 2005, we had a carrying value of approximately $860.3 million of senior unsecured long-term indebtedness and current maturities of long-term indebtedness that would rank equally with the notes. Over the next few years, we plan to gradually increase net debt (as a percentage of total capitalization) back towards our long-term target of 30-40%.

Total initial principal amount being issued:

$200,000,000

Due date for principal:

August 15, 2015

Interest rate:

5.00% per annum, computed on the basis of a 360-day year of twelve 30-day months.

Date interest starts accruing:

August 12, 2005

Interest payment dates:

Every February 15 and August 15

First interest payment date:

February 15, 2006

Regular record dates for interest:

February 1, for February 15; August 1, for August 15

Optional redemption:

The notes will be redeemable, in whole or in part, at our option at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 12.5 basis points plus, in each case, accrued interest thereon to the date of redemption.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.

“Comparable Treasury Price” means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities Inc. and three additional primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by us and their successors; provided, however, that if any of them shall cease to be a Primary Treasury Dealer, we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the trustee, after consultation with us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Further issues:

We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking equally and ratably with the notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes), so that such further notes shall be consolidated and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes.

Paying agent:

JPMorgan Chase Bank, N.A., the trustee under the indenture, is our paying agent at its offices in New York, New York. We may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

Global securities:

The notes will be represented by one or more global securities registered in the name of the nominee of the Depositary. We will issue the notes in denominations of $1,000 and integral multiples of $1,000. We will deposit the global security with the Depositary or its custodian and will register the global security in the name of the Depositary’s nominee. See “Global debt securities” beginning on page 18 of the accompanying prospectus.

Trading in the Depositary:

Indirect holders trading their beneficial interests in the global securities through the Depositary must trade in the Depositary’s same-day funds settlement system and pay in immediately available funds.

Sinking fund:

There is no sinking fund.

Defeasance:

The notes are subject to our ability to choose “legal defeasance” and “covenant defeasance” as described under the caption “Defeasance; Satisfaction and Discharge” on page 16 of the accompanying prospectus.

Definitive securities:

A permanent global security is exchangeable for definitive notes registered in the name of any person other than the Depositary or its nominee, only if:

(a) the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as a depositary, unless a replacement is named;

(b) when an event of default on the debt securities has occurred and has not been cured; or

(c) when and if we decide (subject to the procedures of the depositary) to terminate a global security.

Same-Day settlement and payment:

The underwriters will make settlement for the notes in immediately available or same-day funds. So long as the notes are represented by the global security, we will make all payments of principal and interest in immediately available funds.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, so long as the notes are represented by the global security registered in the name of the Depositary or its nominee, the notes will trade in the Depositary’s Same-Day Funds Settlement System. Secondary market trading activity in the notes represented by the global security will be required by the Depositary to settle in immediately available or same-day funds. We cannot give any assurances as to the effect, if any, of settlement in same-day funds on trading activity in the notes.

Underwriting

Leggett & Platt and the underwriters for the offering named below have entered into an underwriting agreement and a pricing agreement (together, the “Underwriting Agreement”) with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table:

Underwriters	Principal Amount of Notes

J.P. Morgan Securities Inc.	$66,000,000
Wachovia Capital Markets, LLC	42,000,000
Barclays Capital Inc.	16,000,000
Piper Jaffray & Co.	16,000,000
Wells Fargo Securities, LLC	16,000,000
Banc of America Securities LLC	10,000,000
SunTrust Capital Markets, Inc.	10,000,000
ABN AMRO Incorporated.	6,000,000
BNY Capital Markets, Inc	6,000,000
TD Securities (USA) LLC.	6,000,000
UMB Scout Brokerage Services, Inc.	6,000,000

Total	$200,000,000

Under the terms of the Underwriting Agreement, if the underwriters take any of the notes, then they are obligated to take and pay for all of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to .40% of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to .25% of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange. We have been advised by certain of the underwriters that they intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Underwriting compensation

	Per Note	Total

Underwriting Discounts and Commissions paid by us	0.650%	$1,300,000

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $300,000.

Certain of the underwriters will make the notes available for distribution on the Internet through a proprietary web site and/or a third-party system operated by Market Axess Corporation, an Internet-based communications technology provider. Market Axess Corporation is providing the system as a conduit for communications between such underwriters and their customers and is not a party to any transactions. Market Axess Corporation, a registered broker-dealer, will receive compensation from the underwriters based on transactions the underwriters conduct through the system. The underwriters will make the notes available to their customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

From time to time, the underwriters and their affiliates perform investment banking, commercial banking and other financial services for us and our affiliates. JPMorgan Chase Bank, N.A., the trustee under the indenture for the notes, is an affiliate of JPMorgan.

Legal matters

The validity of the notes will be passed upon for the Company by Ernest C. Jett, Senior Vice President, General Counsel and Secretary of the Company, Carthage, Missouri. Mr. Jett is paid a salary and a bonus by the Company, is a participant in various employee benefit plans offered by the Company, and owns and has options to purchase shares of common stock of the Company. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

PROSPECTUS

$500,000,000

Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units

We may offer up to $500,000,000 of the securities listed above, including units consisting of any two or more of such securities, from time to time. When we decide to sell a particular series of securities, we will prepare a prospectus supplement describing those securities. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any securities by us unless accompanied by a prospectus supplement.

We may offer securities through one or more underwriters, dealers or agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Information about the underwriters or agents who will participate in any particular sale of securities will be in the applicable prospectus supplement relating to that sale of securities. We will reflect any fundamental change to the terms of the offering in a post-effective amendment to the registration statement of which this prospectus is a part. We may offer and sell the securities listed above at fixed prices, market prices, prices relating to the market price, at varying prices determined at the time of sale, at negotiated prices or otherwise in accordance with the plan of distribution described in this prospectus and any applicable prospectus supplement. For general information about the distribution of securities, please see “Plan of distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “LEG.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. The applicable prospectus supplement relating to those securities will disclose any exchange, quotation system or market on or in which the securities will be listed or included.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. We may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “LEG,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room Judiciary Plaza Building 450 Fifth Street, N.W., Room 1024 Washington, D.C. 20549

The New York Stock Exchange 20 Broad Street New York, New York 10005

On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of certain documents by reference” are also available on our Internet website, http://www.leggett.com, under “Investor Relations—SEC Filings.” Information contained on our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-07845). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2004.

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2005 and April 5, 2005.

•	The description of our common stock contained in our Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984, including any amendments or reports filed for the purposes of updating such description; and

•	The description of our Preferred Stock Purchase Rights contained in our Form 8-A dated January 22, 1999, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) from April 14, 2005, the date we most recently filed the registration statement of which this prospectus is part, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Investor Relations

Leggett & Platt, Incorporated

No. 1 Leggett Road

Carthage, MO 64836

(417) 358-8131

Electronic mail: invest@leggett.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any pricing supplement, as well as our public reports and statements, whether written or oral, may contain or may be deemed to contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, projections of revenue, income, earnings, capital expenditures, dividends, capital structure, cash flows or other financial items; possible plans, goals, objectives, prospects, strategies or trends concerning future operations; statements concerning future economic performance; and statements of the underlying assumptions relating to forward-looking statements. These statements are identified either by the context in which they appear or by use of the words such as “anticipate,” “intend,” “project,” “predict,” “should,” “believe,” “plan,” “estimate,” “expect,” or the like. All forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described in this provision.

Readers are cautioned that any forward-looking statement reflects only the beliefs of Leggett & Platt or its management at the time the statement is made. In addition, readers should keep in mind that, because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

These forward-looking statements speak only as of the date on which they are made. We do not have and we do not undertake any duty to update or revise any forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may affect our future operations or performance, or which otherwise may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following:

•	our ability to improve operations and realize cost savings (including our tactical plan for the Fixture and Display business);

•	factors that could impact costs, including the availability and pricing of steel rod and scrap and other raw materials, the availability of labor and wage rates and energy costs;

•	our ability to pass along raw material cost increases to our customers;

•	price and product competition from foreign (particularly Asian) and domestic competitors;

•	a significant decline in the long-term outlook for any given reporting unit that could result in potential goodwill impairment;

•	future growth of acquired companies;

•	our ability to bring start up operations on line as budgeted in terms of expense and timing;

•	litigation risks;

•	risks and uncertainties that could affect industries or markets in which we participate, such as growth rates and opportunities in those industries, or changes in demand for certain products, or trends in business capital spending;

•	changes in the competitive, economic, legal and market conditions and risks, such as the rate of economic growth in the United States and abroad, inflation, currency fluctuation, political risk, US or foreign laws or regulations, interest rates, housing turnover, employment levels, consumer sentiment, taxation, and the like; and

•	other risks and uncertainties described in this prospectus and in our other filings with the Securities and Exchange Commission.

Furthermore, we have made and expect to continue to make acquisitions. Acquisitions present significant challenges and risks, and depending upon market conditions, pricing and other factors, there can be no assurance that we can successfully negotiate and consummate acquisitions or successfully integrate acquired businesses.

INFORMATION ABOUT LEGGETT & PLATT, INCORPORATED

Leggett & Platt was incorporated in 1901 as the successor to a partnership formed in Carthage, Missouri in 1883. That partnership was a pioneer in the development of steel coil bed springs. The founding spirit of partnership and innovation has encouraged an ongoing commitment to product and machinery development, advancing technologies and efficiencies, with solid growth. We manufacture a wide range of engineered components and products and serve markets for:

•	Residential Furnishings—components for bedding and home furniture; fiber, fabric and foam; and related consumer products.

•	Commercial Fixturing & Components—retail store fixtures, displays, commercial vehicle products, storage and material handling systems; components for office and institutional furnishings; and plastic components.

•	Aluminum Products—die castings, custom tooling, machining, coating and other value added processes.

•	Industrial Materials—drawn steel wire, specialty wire products, steel rod and welded steel tubing.

•	Specialized Products—automotive seating suspensions and control cable systems; lumbar supports for automotive seating; and specialized machinery and equipment.

*                    *                     *

We are a Missouri corporation, with our principal executive offices located at No. 1 Leggett Road, Carthage, Missouri 64836 (Telephone: (417) 358-8131) and on the world wide web at www.leggett.com. Information on our website does not constitute a part of this prospectus or any prospectus supplement.

In this prospectus, “we,” “us,” “our,” the “Company” and “Leggett & Platt” refer to Leggett & Platt, Incorporated. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement may also add, update or supplement information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where you can find more information” on page 2.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include working capital additions, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Twelve Months Ended December 31,
	2004	2003	2002	2001	2000
Ratio of earnings to fixed charges	8.0	6.2	7.6	5.2	6.4

Earnings consist principally of income from continuing operations before income taxes, plus fixed charges. Fixed charges include interest expense, capitalized interest and implied interest included in operating leases. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. The debt securities will be either our senior debt securities or our subordinated debt securities.

The Indentures

The senior debt securities will be issued in one or more series under a Senior Indenture, to be entered into between us and JPMorgan Chase Bank, N.A., as trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us and a financial institution as trustee, if and when we issue subordinated debt securities. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939. The description of the indentures set forth below assumes that we have entered into the indentures. The descriptions below are summaries and do not contain all the information you may find useful. We urge you to read the indentures because they, and not the summaries, define many of your rights as a holder of our debt securities. If you would like to read the indentures, they are on file with the SEC, as described under “Where you can find more information” on page 2. Whenever we refer to particular sections or defined terms in an indenture, those sections and definitions are incorporated by reference.

General

The indentures do not limit the aggregate amount of debt securities which we may issue nor do they limit other debt we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. The senior debt securities will rank equally with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture. See “—Subordination of the subordinated debt securities,” beginning on page 13. The indentures will provide that the debt securities may be issued from time to time in one or more series. Unless otherwise provided, all debt securities of any one series may be reopened for issuance of additional debt securities of such series. (Section 3.1 of each indenture). We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;

•	the date or dates on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;

•	the rate or rates, which may be fixed, floating or zero, at which such debt securities will bear any interest or the method of calculating such rate or rates;

•	the date or dates from which any interest will accrue or the method of determining such dates;

•	the date or dates on which any interest will be payable and the applicable record dates;

•	the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable or may be redeemed, in whole or in part, at our option;

•	any of our rights or obligations to redeem, repay, purchase or offer to purchase such debt securities pursuant to any sinking fund or analogous provisions or upon a specified event and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;

•	the denominations in which such debt securities will be issued;

•	any currency or currency units for which such debt securities may be purchased or in which debt securities may be denominated, in which principal of, any premium and any interest on such debt securities, or any installments thereof will be payable and whether we or the holders of any such debt securities may elect to receive payments in a currency or currency unit other than that in which such debt securities are payable;

•	any index, formula or other method used, including reference to an index based on a currency or currencies other than that in which the debt securities are stated to be payable or changes in the prices of particular securities or commodities, to determine the amount of principal, any premium and any interest payments, or any installments thereof, on the debt securities;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;

•	the person to whom any interest is payable if other than the person in whose name such debt security is registered on the applicable record date;

•	any addition to, or modification or deletion of, any term of subordination, event of default or covenant specified in the indenture with respect to such debt securities;

•	any manner of defeasance specified for such debt securities;

•	any terms upon which the holders may convert or exchange debt securities into or for our common or preferred stock or other securities or property of us or another issuer;

•	in the case of the subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	material federal income tax considerations, if applicable; and

•	any other special terms pertaining to such debt securities. (Section 3.1 of each indenture).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).

Debt securities may also be issued pursuant to the indenture in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the amount of securities issued under this registration statement.

Form and Denominations

Unless we specify otherwise in the applicable prospectus supplement, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement.

Optional Redemption, Prepayment or Conversion in Certain Events

The prospectus supplement relating to a particular series of debt securities which provides for the optional redemption, prepayment or conversion of such debt securities on the occurrence of certain events, such as a change of control of us, will provide if applicable:

•	a discussion of the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of our securities or our ability to obtain additional financing in the future;

•	a statement that we will comply with any applicable provisions of the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws in connection with any optional redemption, prepayment or conversion provisions and any related offers by us, including, if such debt securities are convertible, Rule 13e-4;

•	a disclosure as to whether the securities will be subject to any sinking fund or similar provision, and a description of any such provision;

•	a disclosure of any cross-defaults in other indebtedness which may result as a consequence of the occurrence of certain events so that the payments on such debt securities would be effectively subordinated;

•	a disclosure of the effect of any failure to repurchase under the applicable indenture, including in the event of a change of control of Leggett & Platt;

•	a disclosure of any risk that sufficient funds may not be available at the time of any event resulting in a repurchase obligation; and

•	a discussion of any definition of “change of control” contained in the applicable indenture.

Payment

Unless we specify otherwise in the applicable prospectus supplement:

•	payments in respect of the debt securities will be made in the designated currency at the office or agency we may designate from time to time, except that, at our option interest payments on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled to payments at their registered addresses or, if provided in the applicable prospectus supplement or in the case of holders of $1 million or more in aggregate principal amount of debt securities, by wire transfer to an account designated by the registered holder. (Section 3.7 of each indenture).

•	payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).

If we do not pay interest when due, that interest will no longer be payable to the registered holder of the debt security on the record date for such interest. We will pay any defaulted interest, at our election:

•	to the person in whose name the debt security is registered at the close of business on a special record date set by the trustee between 10–15 days before the payment of such defaulted interest and at least 10 days after the receipt by the trustee of notice of the payment by us; or

•	in any other lawful manner that is consistent with the requirements of any securities exchange on which the debt securities are listed if, after we give notice to the trustee, the trustee determines the manner of payment is practicable. (Section 3.7 of each indenture).

Transfer and Exchange

Unless we specify otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency maintained for such purpose we designate from time to time. Debt securities may be transferred or exchanged generally without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture). We have appointed the trustee under the senior indenture as security registrar with respect to securities issued under that indenture.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).

Unless we specify otherwise in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Limitations on Liens

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary, will create or have outstanding, any mortgage, lien, pledge or other encumbrance upon any property, without providing that the debt securities will be secured equally and ratably or prior to the debt.

A subsidiary generally is any corporation or other entity of which we or one of our subsidiaries owns more than 50% of the total voting power of shares of capital stock.

The limitation on liens does not apply to:

•	liens existing on the date of the indenture;

•	liens that secure or pay the costs of acquiring, developing, refurbishing, constructing or improving that property;

•	liens on any acquired property existing at the time it is acquired by us, whether or not we assume the related indebtedness;

•	liens on property, shares of capital stock or other assets of a subsidiary existing at the time it becomes a subsidiary;

•	liens securing debt of a subsidiary owed to us or another of our subsidiaries or securing our debt to a subsidiary;

•	liens on any property, shares of stock or assets existing at the time it is acquired by us, whether by merger, consolidation, purchase, lease or some other method;

•	liens on property which the creditor has recourse only to such property or proceeds from it;

•	liens on property which do not materially detract from its value;

•	any extension, renewal or replacement of any of the liens referred to above;

•	liens in connection with legal proceedings with respect to any of our material property;

•	liens for taxes or assessments, landlords’ liens, mechanics’ liens, or charges incidental to the conduct of business or ownership of property, not incurred by borrowing money or securing debt, or not overdue, or liens we are contesting in good faith, or liens released by deposit or escrow; and

•	liens for penalties, assessments, clean-up costs or other governmental charges relating to environmental protection matters.

The limitation also does not apply to any liens not excluded by the above examples if at the time and after giving effect to any debt secured by a lien such liens do not exceed 15% of our consolidated assets.

“Consolidated assets” is defined to mean the gross book value of our assets and our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 12.5 of each indenture).

Limitations on Sale and Leaseback

Unless we specify otherwise in the applicable prospectus supplement or as permitted below, neither we nor any subsidiary of ours will enter into any sale and leaseback transaction. A sale and leaseback transaction occurs when we or a subsidiary of ours sells or arranges to sell or transfer a principal property back to a lender or other third party and we or a subsidiary will in turn lease the principal property back from the lender or other third party, except for temporary leases for a term, including renewals at the option of the lessee, if not more than three years and except for leases between us and one of our subsidiaries or between our subsidiaries. A “principal property” is any of our owned or leased manufacturing plants located in the United States of America, not including any plant(s) our board of directors determines are not of material importance to the business of our company and its subsidiaries taken as whole.

The restrictions on sale and leaseback transactions do not apply where either: (a) we or a subsidiary would be entitled to create debt secured by a lien on the property to be leased in an amount at least equal to “attributable debt” (as referred to below), without equally and ratably securing the debt securities, or (b) within a period twelve months before and twelve months after the consummation of the sale and leaseback transaction, we or one of our subsidiaries generally expends on the property, an amount equal to:

•	the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction, or

•	part of the net proceeds of the sale of the real property leased pursuant to the transaction and we designate this amount as a credit against the transaction and apply an amount equal to the remainder due as described below.

Attributable debt is the present value discounted at the interest rate implicit in the terms of the lease of the lessee’s obligation for the remaining net rent payments due under the remaining term of the lease, including any effective renewal term or period which may, at the option of the lessor, be extended.

The limitation on sale and leaseback transactions also does not apply if at the time of the sale and leaseback we apply, within 90 days of the effective date of any transaction, a cash amount equal to the attributable debt to retire debt for money we or our subsidiaries borrowed, not subordinate to the debt securities, which matures at, or is extendible or renewable to, a date more than 12 months after the creation of the debt at the obligor’s sole option without the consent of the obligee. (Section 12.6 of each indenture).

Waiver of Certain Covenants

The indentures provide that we will not be required to comply with certain restrictive covenants, including those described above under “—Limitations on liens” and “—Limitations on sale and leaseback,” if the holders of at least a majority in principal amount of each series of outstanding debt securities affected waive compliance with the restrictive covenants. (Section 12.7 of each indenture).

Modification or Amendment of the Indentures

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

•	conflict with the required provisions of the Trust Indenture Act;

•	except as described in any prospectus supplement:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security,

•	reduce the principal amount, interest or any premium payable upon redemption; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, any premium or interest on such debt security is denominated or payable,

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

•	reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

•	modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of each indenture).

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

•	to evidence the succession of another corporation to our rights and covenants in each indenture;

•	to add to our covenants for the benefit of all or any series of debt securities, or to surrender any rights or powers;

•	to add any additional events of default;

•	to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

•	to change or eliminate any provisions, when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

•	to provide security for or guarantee of the debt securities;

•	to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities as long as such action does not materially adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities in accordance with each indenture;

•	to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect;

•	to adjust any conversion rights upon a merger of us or a sale by us of substantially all of our assets; or

•	in the case of the subordinated indenture, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Section 11.1 of each such indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture). If the changes contained in a supplemental indenture are so significant as to involve the offering of a new security, then we will file a new registration statement covering the issuance of such debt securities and containing the revised indenture.

Subordination of the Subordinated Debt Securities

Any subordinated debt securities issued by us will be subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. (Section 17.1 of the subordinated indenture). Unless we specify in the applicable prospectus supplement, the term “senior indebtedness” means the principal, any premium, and interest on:

•	all of our indebtedness, whether outstanding or thereafter created, incurred or assumed, for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which we are responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Unless we specify otherwise in the applicable prospectus supplement, senior indebtedness will not include:

•	indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and

•	any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated indenture).

Unless we specify otherwise in a prospectus supplement, no direct or indirect payment, in cash, property or securities, by setoff or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	we default in the payment of any principal, or any premium or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to us by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. (Section 17.4 of the subordinated indenture.)

Unless we specify otherwise in the applicable prospectus supplement, all present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before we make any payment or distribution, in cash, securities or other property, on account of subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, assignment for the benefit of creditors, marshalling of assets, readjustment, composition or other similar proceeding relating to us, our creditors or our property; or

•	any proceeding for our liquidation, dissolution or other winding-up, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings. (Section 17.3 of the subordinated indenture.)

Unless we specify otherwise in the applicable prospectus supplement, in any such event, payments or distributions which would be made on subordinated debt securities will generally be paid to the holders of senior indebtedness in accordance with the priorities existing until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement, if the payments or distributions on subordinated debt securities are in the form of our securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to senior indebtedness under such a plan, they will be made to the holders of the subordinated debt securities (Section 17.3 of the subordinated indenture). No holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or debt securities by any act or failure to act on the part of us. (Section 17.9 of the subordinated indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of that indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of our creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by us on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated indenture).

The subordinated indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated indenture.) The prospectus supplement relating to such subordinated debt securities would describe any such change.

The prospectus supplement delivered in connection with the offering of a series of subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

As of December 31, 2004, we had a carrying value of approximately $1,180.7 million of senior unsecured long-term indebtedness and current maturities of long-term indebtedness that would rank equally with any senior debt securities. We will disclose material changes to this amount in any prospectus supplement relating to an offering of our debt securities. If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated indebtedness outstanding as of a recent date. The subordinated indenture will place no limitation on the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness constituting senior indebtedness. Our outstanding short- and long-term indebtedness would rank equally with our senior debt securities and prior in right of payment to the subordinated debt securities.

Events of Default

Unless we specify otherwise in a prospectus supplement, an event of default with respect to any series of debt securities issued under each indenture means:

•	default for 30 days in the payment of any interest on any debt security when due;

•	default in the payment of the principal of, and any premium on, any debt security of such series when due;

•	default for 30 days in the deposit of any sinking fund payment when due by the terms of any debt security;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	default as defined under any other debt instrument with an outstanding amount due exceeding $50,000,000 that is accelerated and that continues 10 days without being discharged or the acceleration being rescinded after the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series notifies us of the acceleration;

•	certain events of bankruptcy, insolvency or receivership; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement for that series. (Section 5.1 of each indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of payment default, the trustee may withhold such notice if it determines that such withholding is in the interest of the holders. (Section 6.2 of each indenture).

If an event of default occurs and is continuing in respect of any outstanding series of debt securities, the trustee of the senior or subordinated indentures or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be immediately due and payable. However, with respect to any debt securities issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or any premium or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).

Unless we specify otherwise in a prospectus supplement, if an event of default because of certain events of bankruptcy, insolvency or receivership as described above shall occur and be continuing, then the principal amount of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the applicable trustee, to the full extent permitted by law. (Section 5.2 of each indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).

We must file annually with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).

Subject to indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations with respect to the debt securities of any series, as described below. These provisions will apply only to any registered securities denominated and payable in U.S. dollars, unless otherwise specified in a prospectus supplement. The prospectus supplement will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of each indenture).

At our option, we may choose one of the following alternatives:

•	We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•	Alternatively, we may decide not to comply with the covenants described under the headings “—Limitations on Liens,” “—Limitations on Sale and Leaseback” and certain covenants described under “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement. Any noncompliance with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be discharged from our obligations if we deposit with the trustee, in trust, sufficient money and/or U.S. Government Obligations, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, including any mandatory sinking fund payments, any premium, and interest on the debt securities of that series on the maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling which provides that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

In addition, with respect to the subordinated indenture, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “—Subordination of the subordinated debt securities” above, would prevent us from making payments of principal of, and any premium and interest on subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series on the dates installments of interest or principal are due but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” generally means securities which are (1) direct obligations of the United States backed by its full faith and credit, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include certain depository receipts. (Section 15.2 of each indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option. (Section 15.2 of each indenture).

There may be additional provisions relating to defeasance which we will describe in the applicable prospectus supplement. (Section 15.1 of each indenture).

Conversion or Exchange

Any series of the debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus or other property or securities of us or other securities or property of another issuer. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Sections 3.1 and 16.1 of each indenture).

Notices to Registered Holders

Notices to registered holders of debt securities will be sent by mail to the addresses of those holders as they appear in the security register. (Section 1.5 of each indenture).

Replacement of Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the indenture. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security before a replacement debt security will be issued. (Section 3.6 of each indenture).

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Regarding the Trustee

We expect JPMorgan Chase Bank, N.A., to act as trustee under the senior indenture. We may designate the trustee under the senior and subordinated indentures in a prospectus supplement at various times. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, or in an applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Sections 1.1 and 6.10 of each indenture).

Global Debt Securities

Unless we specify otherwise in a prospectus supplement for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form and will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities will be registered in the name of the depositary or its nominee, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide (subject to the procedures of the depositary) to terminate a global security. (Section 3.4 of each indenture).

A prospectus supplement may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

The Depository Trust Company. Unless otherwise indicated in the prospectus supplement, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, or Leggett & Platt, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of participants of DTC and members of the national Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of Preferred Stock without par value, of which 1,000,000 shares of preferred stock have been designated as Series A Junior Participating Preferred Stock. As of February 15, 2005 there were 190,843,785 shares of common stock and no shares of preferred stock outstanding. Under our restated articles of incorporation, without action by our shareholders, we may issue shares of common or preferred stock from time to time for such consideration in an amount which is not less than any applicable par value as determined by our board of directors and all of those shares will be deemed fully paid and nonassessable after payment for those shares.

The following is a summary of the material terms of our capital stock and certain provisions of our Restated Articles of Incorporation, as amended, and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. If you would like to read our articles of incorporation or bylaws, they are on file with the SEC, as described under the heading “Where you can find more information” on page 2.

Common Stock

All of our outstanding shares of common stock are fully paid and nonassessable. Subject to the prior and superior rights of the holders of any shares of preferred stock, if any, holders of common stock are entitled to receive dividends as and when declared by our board of directors out of legally available funds, and, if we liquidate, dissolve, or wind up, to share ratably in all remaining assets after we pay liabilities. Except as required by law, each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors, and all shares of the corporation, including shares of preferred stock, will be voted as one class, except where specifically required by law to vote separately. Except as otherwise required by law, our articles of incorporation or our bylaws, the holders of a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, constitutes a quorum and the act of the majority of that quorum is deemed the act of the shareholders. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or sinking fund provisions for the common stock.

Holders of shares of our common stock are entitled to have those shares redeemed under certain circumstances relating to a tender offer by a person who is or will become a beneficial holder of more than 50% of our common stock. In sum, our shares will be subject to redemption in the event that any person (including any individual, entity or group acting together) who

•	beneficially owns, directly or indirectly, more than 50% of the outstanding shares of our common stock becomes the beneficial owner (as defined in our articles of incorporation), directly or indirectly, of any additional shares of our common stock pursuant to a tender offer opposed by our board of directors either by public announcement or notice to our shareholders or

•	who becomes the beneficial owner (as defined in our articles of incorporation), directly or indirectly, of more than 50% of the shares of our common stock outstanding and any such shares were acquired pursuant to a tender offer opposed by our board of directors either by public announcement or notice to our shareholders (each such beneficial owner described in these two bullets is referred to as an “Acquiring Person”).

Not later than 20 days following the date on which we receive reasonable notice that any person has become an Acquiring Person, we will give written notice to each holder of record of shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock immediately or within 45 days and will advise all such holders of the right to have shares of common stock redeemed and the procedure for such redemption. If we fail to give the required notice, any holder entitled to such notice may follow a procedure to require us to give such notice.

In the event that the redemption right applies, each holder of shares of our common stock and each holder of securities or other rights convertible into or exercisable for shares of our common stock, other than the Acquiring Person or any transferee of the Acquiring Person, will have the right until and including the 45th day following the date the notice is mailed to have the shares of common stock, including any common stock into which securities or other rights would convert, redeemed by us.

The applicable redemption price generally will be the higher of:

•	the highest price paid by the Acquiring Person, including any commissions paid to brokers or dealers for solicitation or other services, including the value of any non-cash consideration as determined by our board of directors, for any shares of common stock pursuant to a tender offer that was made at any time by the Acquiring Person and was opposed by our board; or

•

the highest market price per common share on a specified record date. For this purpose, the price on such date will be the highest sale price per common share traded on the New York Stock Exchange or other national securities exchange on that date or, if our common shares are not then traded on a national securities exchange, the mean of the highest bid and highest asked prices per common share quoted in the National Association of Securities Dealers Automated Quotation System on that date.

Redeeming shareholders will be required to follow a redemption procedure, including depositing shares for redemption with a redemption agent. We will redeem all shares entitled to redemption allowable under Missouri law on a pro rata basis, except that no fractional shares will be redeemed. Our redemption agent will pay out cash for the shares redeemed on a pro rata basis. If insufficient cash in available within 30 days of the last day to deposit shares, then each holder who did not receive the full redemption price will be entitled to receive interest at the rate of 18% per annum or the highest rate allowed by law, whichever is less, until the redemption price is paid in full.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange. UMB Bank, Kansas City, Missouri, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “LEG.” We are entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and are not bound to recognize any equitable or other claim, except as otherwise required by law.

Equity Compensation Plans and Outstanding Options and Rights

As of December 31, 2004, we had 8,399,689 shares available for future issuance under equity compensation plans and 13,254,025 shares to be issued under outstanding options and rights.

1989 Flexible Stock Plan. Our 1989 Flexible Stock Plan is an omnibus plan that allows for the grant of various types of equity awards, including options, stock units convertible to common stock and restricted stock. As of December 31, 2004, we had outstanding options relating to 11,417,164 shares of common, stock units convertible into 897,818 shares of common stock under our Executive Stock Unit Program and stock units convertible into 855,927 shares of common stock under the Executive Deferred Stock Program. On December 31, 2004, 4,029,454 shares were available for issuance under this plan.

Director Stock Option Plan. All options under this plan are granted in lieu of cash compensation otherwise payable to non-employee directors. The options are granted at a 50% discount to the market value of our common stock on the date of grant and have a 15-year term. As of December 31, 2004, options relating to 83,116 shares of common stock were outstanding under this plan. In December 1994, the Compensation Committee of our Board of Directors determined that no future awards would be granted under this plan.

1989 Discount Stock Plan. Our 1989 Discount Stock Plan is an Internal Revenue Code Section 423 employee stock purchase plan which provides our employees with an opportunity to purchase common stock at a discount through payroll deductions. As of December 31, 2004, 4,370,235 shares were available for issuance under this plan.

Preferred Stock

Our articles of incorporation vest our board of directors with authority to issue up to 100,000,000 shares of preferred stock, no par value per share, from time to time in one or more classes and one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the voting rights appertaining to shares of preferred stock;

•	the rate and conditions, if any, under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our liquidation, dissolution or winding up of our affairs;

•	the rights, if any, of holders of a series of preferred stock to convert or exchange such shares for shares of any other class or series of capital stock of us or any other corporation, including the determination of the price or prices or the rate or rates applicable to such right to convert or exchange and the adjustment thereof, the time or times during which the rights to convert or exchange will be applicable and the time or times during which a particular price or rate will be applicable; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

Before we issue any shares of preferred stock of any class or series, a certificate setting forth a copy of the resolution or resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such class or series, and the number of shares of preferred stock of such class or series, authorized by the board of directors to be issued will be made and filed in accordance with applicable law. We will describe in the applicable prospectus supplement for any series of preferred stock any sinking fund provisions or any restrictions on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments.

Generally, all shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

Our board of directors could, without further vote of the shareholders, use preferred stock to discourage, delay or prevent a change in control or to make the removal of management more difficult. Our board has no current plans, agreements or commitments to issue any shares of preferred stock. The existence of the blank check preferred stock, however, could adversely affect the market price of our common stock. Before we issue any shares of preferred stock of any class or series, a certificate setting forth a copy of the resolution or resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such class or series, and the number of shares of preferred stock of such class or series, authorized by the board of directors to be issued will be made and filed in accordance with applicable law. We will describe in the applicable prospectus supplement for any series of preferred stock any sinking fund provisions or any restrictions on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments.

The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth herein. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in this prospectus or in the prospectus supplement, will define many of your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the SEC.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other junior ranking stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation. The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock may not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets may be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Voting Rights. Except as indicated in the applicable prospectus supplement, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

A substantial portion of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors.

As described under “Description of depositary shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of Leggett & Platt pursuant to the operation of the rights plan or otherwise. See also “—Certain charter and bylaw provisions” below.

Preferred Share Purchase Rights and Series A Junior Participating Preferred Stock

On November 11, 1998, our board of directors adopted a shareholders’ rights plan. The rights plan was implemented by distributing one preferred share purchase right for each outstanding share of our common stock held of record as of February 15, 1998, and directing the issuance of one preferred share purchase right with respect to each share of our common stock that shall become outstanding thereafter until the rights become exercisable or they expire as described below. Each right initially entitles holders of our common stock to buy one one-hundredth of a share of our Series A Junior Participating Preferred Stock at a price of $105.00, subject to adjustment. The rights will generally become exercisable after a person or group acquires beneficial ownership of 20% or more of our common stock or announces a tender or exchange offer, upon the consummation of which such person or group would own 20% or more of our common stock, in each case, without the prior written consent of our board of directors.

Shares of Series A Junior Participating Preferred Stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of our preferred stock (unless otherwise provided in the terms of such stock). Each share of Series A Junior Participating Preferred Stock will have a preferential dividend in an amount equal to 100 times any dividend declared on each share of common stock. In the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will receive a preferred liquidation payment equal to the greater of $100 and 100 times the payment made per share of common stock. Each share of Series A Junior Participating Preferred Stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series A Junior Participating Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. The rights of the Series A Junior Participating Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Because of the nature of the Series A Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each right should approximate the value of one share of common stock.

If any person or group becomes the owner of 20% or more of our common stock without the prior written consent of our board of directors, then, in lieu of the right to purchase Series A preferred stock, each right will thereafter entitle its holder (other than an acquiring person or member of an acquiring group) to purchase shares of our common stock in an amount equal to the exercise price of one one-hundredth of a share of the preferred stock, divided by 50% of the then-current market price of one share of common stock, or, in the discretion of our board of directors under specified conditions, to exchange such right for one share of our common stock.

In addition, if we are acquired in a merger or other business combination transaction, or sell 20% or more of our assets or earnings power then, in lieu of the right to purchase Series A preferred stock, each right will thereafter generally entitle its holder to purchase common shares of the acquiring company using the same formula as for our common stock. The rights expire in February 2009 unless earlier redeemed, exchanged or terminated. At the option of our Board of Directors, we generally may amend the rights or redeem the rights at $0.005 per right at any time prior to the time a person or group has acquired 20% of our common stock without obtaining the prior written consent of our board of directors.

The form of Rights Agreement between us and the Rights Agent specifying the terms of the rights, which includes as Exhibit B thereto the form of Right Certificate, is attached as Exhibit 4 to the Current Report on Form 8-K filed by us on December 1, 1998 and is incorporated herein by reference. The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to the form of Rights Agreement (and the exhibits thereto). If you would like to read that document, it is on file with the SEC, as described under the heading “Where you can find more information” on page 2.

Certain Charter and Bylaw Provisions

Our articles of incorporation and bylaws:

•	limit the right of shareholders to remove directors or change the size of the board of directors;

•	limit the right of shareholders to fill vacancies on the board of directors;

•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;

•	require unanimity for shareholders to act by written consent, in accordance with Missouri law;

•	require a higher percentage vote of shareholders than would otherwise be required under Missouri law to enter into certain transactions and to amend, alter, change, or repeal some of the provisions of our articles of incorporation;

•	provide that the bylaws may be amended by our board of directors; and

•	authorize the issuance of preferred stock with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such rights as may be specified by our board of directors, without shareholder approval.

Our articles of incorporation restrict the ability of our shareholders to amend our bylaws. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of us. If you would like to read our articles of incorporation or bylaws, they are on file with the SEC or you may request a copy from us.

Size of Board

Our articles of incorporation provide that the number of directors to constitute the board of directors will be fixed by, or in the manner provided in, our bylaws, but that the number of directors may not be less than three. Our bylaws provide for a board of directors of at least three directors but not more than fifteen members and permit the board of directors to increase or decrease the number of directors. In accordance with our bylaws, our board of directors has fixed the number of directors at eleven. The directors are elected at the annual meeting of shareholders, except as otherwise provided in our bylaws.

Election of Directors

In order for one of our shareholders to nominate a candidate for director, our bylaws require that, among other things, such shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice at least 100 days but not more than 150 days prior to the first anniversary of the prior year’s annual meeting, but if no annual meeting was held in the previous year or if the date of the annual meeting is moved by more than 30 days from such anniversary date, notice must be received not later than the later of the 100th day prior to such annual meeting or the tenth day following the public announcement of such meeting. For special meetings where our board has determined that directors will be elected, the shareholder must give notice not later than the later of the 100th day prior to such meeting or the tenth day following the public announcement of such meeting. The notice must describe various matters regarding the nominee and the shareholder, including the name, address, shares held and nominee’s occupation. Our bylaws do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

Removal of Directors

Missouri law provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, the holders of a majority of the corporation’s voting stock may remove, with or without cause, any director from office. Our bylaws provide that shareholders may remove a director only “for cause” and with the approval of the holders of a majority of our voting stock at any duly constituted meeting of the shareholders called for the purpose of removing any directors or directors.

Filling Vacancies

Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. Our bylaws also include this provision.

Limitations on Shareholder Action by Written Consent

Missouri law provides that any action by written consent of shareholders in lieu of a meeting must be unanimous.

Limitations on Proposals of Other Business

In order for a shareholder to bring a proposal before our annual shareholder meeting, among other things, our bylaws require that the shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice at least 100 days but not more than 150 days prior to the first anniversary of the prior year’s annual meeting, but if no annual meeting was held in the previous year or if the date of the annual meeting is moved by more than 30 days from such anniversary date, notice must be received not later than the later of the 100th day prior to such annual meeting or the tenth day following the public announcement of such meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters.

We may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Limitations on Calling Shareholder Meetings

Under our bylaws, our board of directors, our chairman of the board, our chief executive officer or our president may call a special meeting of shareholders. In addition, shareholders holding not less than two-thirds of all issued and outstanding shares entitled to vote may call a special meeting of shareholders by providing notice to our secretary signed by the requisite holders which sets forth the information required above relating to proposals. Our secretary will call a special meeting not later than 90 days after receipt of that shareholder notice for the conduct of only the matters stated in the notice.

Shareholder Voting Requirements for Mergers and Certain Other Transactions

Under our articles of incorporation, the affirmative vote of the holders of at least two-thirds of our outstanding shares entitled to vote is required for the approval of

•	any merger or consolidation of us with or into any other corporation or entity;

•	any sale, lease or exchange or other disposition (other than by mortgage, deed of trust or pledge), of all, or substantially all, property and assets, with or without the goodwill, of us, if not made in the usual and regular course of our business; or

•	any plan or agreement relating to any transaction or agreement described above.

Restrictions in Our Articles of Incorporation on Certain Business Combinations

Our articles of incorporation contain a restriction on transactions defined as “business combinations.” Under our articles of incorporation, no “business combination” may be consummated without first being approved by the affirmative vote of 95% of our then outstanding voting stock, voting together as one class, except as described below. This approval requirement is in addition to any other requirement of law, our articles of incorporation and our bylaws.

Our articles of incorporation generally define a “business combination” as:

•	any merger, consolidation of us or any subsidiary of us with any “interested shareholder” or any affiliate of an interested shareholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any interested shareholder or any affiliate or any interested shareholder of any assets of us or any subsidiary of us generally having an aggregate fair market value of $5 million or more; or

•	any issuance or transfer by us or any subsidiary of us (in one transaction or a series of transactions) of any securities to any interested shareholder or any affiliate of any interested shareholder in exchange for cash, securities or other property (or a combination thereof) generally having an aggregate fair market value of $5 million or more; or

•	the adoption of any plan or proposal for our liquidation or dissolution at any time during which there exists an interested shareholder; or

•	any reclassification of securities (including any reverse stock split), or recapitalization of us, or any merger or consolidation of us with any of our subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our voting stock which are beneficially owned by any interested shareholder or any affiliate of any interested shareholder.

Our articles of incorporation generally define an “interested shareholder” as any person, including individuals, entities or a group acting together, which, together with his or her affiliates and associates, generally owns, controls or has the right to vote or has the right to acquire 10% or more of any class of our voting stock, excluding us, our subsidiaries and any fiduciary or trustee for the employees of us or our subsidiaries acting pursuant to any benefit plan or arrangement.

The 95% vote requirement does not apply to a business combinations that:

•	has been approved by a majority of our continuing directors, which generally include our directors as of May 9, 1984 and any successors of such members whose nomination or election was approved by the affirmative vote of a majority of our then continuing directors; or

•	satisfies certain detailed fairness and procedural requirements, including the amount and type of consideration to be paid.

Amendment to Certain Provisions of our Articles and Bylaws

Missouri law generally provides that the power to make, alter, amend or repeal bylaws is vested in the shareholders, unless and to the extent that such power is vested in the board of directors by the articles of incorporation. Our articles of incorporation and our bylaws provide that our bylaws generally may be amended by our board of directors. Generally, amendments to our articles of incorporation must be approved by the vote of a majority of our outstanding shares entitled to vote, unless any class of shares is entitled to vote as a class, in which event the proposed amendment must be adopted by a majority of the outstanding shares of each class of shares entitled to vote as a class and of the total shares entitled to vote.

Amendments to certain provisions of our articles of incorporation and bylaws are subject to additional restrictions as follows:

•	Amendments to the provisions of our articles of incorporation providing for the redemption of our common stock in certain circumstances requires the affirmative vote of the holders of at least 85% of our outstanding common stock.

•	Amendments to the provisions of our articles of incorporation relating to mergers and certain other transactions requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote.

•	Amendments to the provisions of our articles of incorporation relating to business combinations requires the affirmative vote of the holders of 95% of our shares of voting stock, voting together as a single class (60% if no interested shareholder exists), as such terms are defined in our articles of incorporation.

In addition, our articles of incorporation provide additional protections for certain of our bylaws, called “protected bylaws.” Regardless of any other lesser percentage that may be required, no protected bylaw may be amended or repealed and no provision of our bylaws or articles of incorporation inconsistent with a protected bylaw may be adopted at any time there exists a “substantial shareholder” without first obtaining the approval of either:

•	80% or more of our then outstanding voting stock voting together as a single class; or

•	a majority of all of our continuing directors, which generally include our directors as of May 7, 1986 and any successors of such members whose nomination or election was approved by the affirmative vote of a majority of our then continuing directors.

Our articles of incorporation generally define a “substantial shareholder” as any person, including individuals, entities or a group acting together, which, together with his or her affiliates and associates, which generally owns, controls or has the right to vote of 20% or more of any class of our voting stock, excluding us, our subsidiaries and any fiduciary or trustee for the employees of us or our subsidiaries acting pursuant to any benefit plan or arrangement.

A protected bylaw is any bylaw that is designated as such by a resolution adopted by our board of directors. Bylaws relating to the following matters are considered “protected bylaws”:

•	Annual and special shareholder meetings and related procedural matters, including our quorum requirement and the prohibition on cumulative voting (Sections 1.1, 1.2, 1.3, 1.4, 1.6 and 1.7 of our bylaws);

•	The number directors, qualifications of directors, removal of directors, procedures relating to shareholder nominations of directors, procedures relating to the calling of directors’ meeting and rules regarding board committees (Sections 2.1, 2.2, 2.3, 2.4 and 2.6 of our bylaws);

•	Indemnification of directors, officers, employees and agents, including the advancement of expenses (Article 5 of our bylaws); and

•	Amendments of our bylaws by our board of directors (Section 6.6 of our bylaws).

To repeal, amend or adopt any provisions inconsistent with the provisions of our articles of incorporation which provide the additional restrictions relating to “protected bylaws” requires the affirmative vote of 80% of our voting stock voting together as a single class (60% if a substantial shareholder does not exist).

Anti-Takeover Effects of Provisions

The inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our articles of incorporation that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board.

The provisions of Missouri law and our bylaws which require unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of Leggett & Platt from using the written consent procedure to take shareholder action. The bylaw provision requiring advance notice of other proposals may make it more difficult for shareholders to take action opposed by the board. Moreover, shareholders are restricted in forcing shareholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareholders. These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before our shareholders without our board’s consent, and thus reduce our vulnerability to an unsolicited takeover proposal.

The supermajority vote requirements for some transactions or to amend some provisions of our articles of incorporation or bylaws may discourage some types of transactions that involve an actual or threatened change in control of us. We believe these provisions enable us to develop our business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of us and our shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence our governance and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.

Missouri Statutory Provisions

Missouri law also contains certain provisions which, subject to jurisdictional applicability, may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute

Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board of directors prior to the date the interested shareholder obtains such status;

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute

Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his or her shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him or her, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his or her shares in excess of such percentage unless the shareholders approve the acquisition of such shares.

In order for the shareholders to grant approval, the acquiring shareholder must meet certain disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all interested shares, such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.

Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent of distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•	acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of a pledge or other security interest created in good faith;

•	mergers involving us which satisfy other specified requirements of the General and Business Corporation Law of Missouri;

•	transactions with a person who owned a majority of our voting power within the prior year, or

•	purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We have not opted out of coverage of the statute.

Takeover Bid Disclosure Statute

Missouri’s “take-over bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file specified disclosure materials with the Commissioner of the Missouri Department of Securities.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not restate those agreements and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as a holder of the depositary shares. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where you can find more information” on page 2.

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. As of the date of this prospectus, there are no depositary shares outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever

•	any cash dividend or other cash distribution becomes payable,

•	any distribution other than cash is made,

•	any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “—Amendment and termination of the deposit agreement” above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. As of the date of this prospectus, there are no warrants outstanding.

We will distribute a prospectus supplement relating to any warrants we are offering. The prospectus supplement will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable;

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our debt securities, common stock or preferred stock will not be exercisable until at least one year from the date of sale of the warrant.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where you can find more information” on page 2.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, which may or may not be unsecured. As of the date of this prospectus, there are no purchase contracts outstanding.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula to determine such amount.

•	the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events.

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities.

•	the terms of any pledge arrangement relating to any underlying securities.

•	the amount and terms of the contract fee, if any, that may be payable. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the purchase contracts. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where you can find more information” on page 2.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where you can find more information” on page 2.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us to purchasers; or

•	through a combination of any of these methods.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may engage in at the market offerings of our common stock. An at the market offering is an offering of our common stock at other than a fixed price to or through a market maker. Under Rule 415(a)(4) of the Securities Act of 1933, the total value of at the market offerings made under this prospectus may not exceed 10%

of the aggregate market value of our common stock held by non-affiliates. Any underwriter that we engage for an at the market offering would be named in a post-effective amendment to the registration statement of which this prospectus is a part.

Agents designated by us may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.

If a dealer is utilized in the sale of the securities, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction, including any commissions, discounts or other compensation provided.

We may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and nature of the underwriters’ obligations in a post-effective amendment to the registration statement of which this prospectus is a part.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, depositary shares, warrants, purchase contracts or units on an exchange or in a market, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

We may enter into derivative or other hedging transactions with third parties in privately negotiated transactions. These financial institutions may in turn engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

If an applicable prospectus supplement indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries in the ordinary course of business.

In connection with an offering of securities, underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. An over-allotment involves syndicate sales of securities in excess of the number of securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of some bids or purchases of securities made for the purpose of preventing or slowing a decline in the market price of the securities while the offering is in progress. In addition, the underwriters may impose penalty bids. A penalty bid is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with an offering if the securities originally sold by that underwriter or syndicate member is purchased in a syndicate covering transaction and has therefore not been effectively placed by that underwriter or syndicate member.

Similar to other purchase transactions, these activities may have the effect of raising or maintaining the market price of the securities or preventing or slowing a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. In addition, a penalty bid may discourage the immediate resale of securities sold in this offering. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Ernest C. Jett, Senior Vice President, General Counsel and Secretary of Leggett & Platt, will issue an opinion about the legality of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units of Leggett & Platt under Missouri law. Mr. Jett is paid a salary and a bonus by Leggett & Platt, is a participant in various employee benefit plans offered by the company and owns and has options to purchase shares of common stock of the company.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.